UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 23, 2008

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws

On October 23, 2008, the Board of Directors of Cepheid approved an amendment to Cepheid’s Bylaws (the “Amendment”), effective October 23, 2008. Section 1, Paragraph 3 of the Bylaws was amended to expand the disclosure required to be made by shareholders making nominations of persons for election as directors or proposals for consideration at an annual meeting of shareholders to include the following additional information:

(1) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and the beneficial owner on whose behalf such nomination or proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(2) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of stock of Cepheid;

(3) a representation that the shareholder is a holder of record of stock of Cepheid entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Cepheid’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, which are attached hereto as Exhibit 3.01 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
3.01	Bylaws of Cepheid, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid

Date:	October 24, 2008	By:	/s/ Andrew D. Miller
Name: Andrew D. Miller
Title: Senior Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title
3.01	Bylaws of Cepheid, as amended.